Exhibit 99.2

Second Quarter 2017 Financial Results July 25, 2017

1 Important Notices | 2Q17 Earnings This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward - looking statements . All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that ( i ) CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (ii) CIT is unsuccessful in implementing its strategy and business plan, (iii) CIT is unable to react to and address key business and regulatory issues, (iv) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (v) CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2016 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities .

2 Executing on Our 2017 Priorities to Simplify, Strengthen and Grow CIT (1) Capital ratios preliminary as of 6/30/17 and based on fully phased - in Basel III estimates. | 2Q17 Earnings 1 Maximize Potential of Core Businesses ▪ Grow revenues – grow core businesses, enhance fee revenue, leverage connectivity among businesses ▪ Optimize Cash / Investment Portfolio Build Out x Announced joint venture with Allstate and sale of NACCO x Grew investment portfolio by $1 Billion 2 Enhance Operational Efficiency ▪ Reduce/manage operating expenses ▪ Invest in and enhance technology x Remain on target to achieve expense reduction target in 2018 ▪ Maintain credit and operating risk discipline/process ▪ Regulatory/Horizontal capital review 5 Maintain Strong Risk Management x Non - accruals 0.88% of loans x Common Equity Tier 1 ratio (1) 14.4% x Received non - objection to capital plan 4 Optimize Capital Structure ▪ Manage, deploy and align capital ▪ Target CET1 ratio of 10 - 11% x Repurchased $3.3 billion of common stock x Issued $325 million of Preferred Stock at 5.8% 3 Reduce Funding Costs ▪ Increase deposits as a percent of total funding ▪ Reduce deposit costs x Reduced unsecured debt by almost $6 billion x Deposits now 78% of total CIT funding x CIT Bank 96% Loan & Lease - to - deposit ratio Progress Strategies

Earnings Summary – GAAP

($ in millions, except per share data)	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %
Interest Income	478	456	479	22	4.9%	(1)	(0.1%)
Net Operating Lease Revenues[1]	121	124	147	(4)	(2.8%)	(27)	(18.2%)
Interest Expense	209	163	192	46	28.3%	18	9.2%
Net Finance Revenue	**390**	**417**	**434**	**(27)**	**(6.5%)**	**(45)**	**(10.3%)**
Other Non-Interest Income	85	79	100	6	7.0%	(15)	(15.2%)
Operating Expenses	296	312	309	(16)	(5.1%)	(14)	(4.4%)
Loss on Debt Extinguishment and Deposit Redemption	165	-	2	165	0.0%	162	NM
Pre-provision Net Revenue	**14**	**184**	**223**	**(170)**	**(92.6%)**	**(209)**	**(93.8%)**
Provision for Credit Losses	4	50	23	(45)	(91.1%)	(19)	(81.1%)
Pre-tax Income from Continuing Operations	**9**	**134**	**199**	**(125)**	**(93.1%)**	**(190)**	**(95.3%)**
Provision (Benefit) for Income Taxes	(32)	56	111	(88)	(156.8%)	(143)	(128.7%)
Income from Continuing Operations	41	**78**	**88**	**(37)**	**(47.3%)**	**(47)**	**(53.2%)**
Income (Loss) from Discontinued Operations, Net of Taxes	8	89	(71)	(81)	(90.7%)	79	(111.7%)
Gain on Sale of Discontinued Operations, Net of Taxes	107	13	-	95	744.1%	107	0.0%
Income (Loss) from Discontinued Operations, Net of Taxes	**116**	**102**	**(71)**	**14**	**13.6%**	**187**	**(262.7%)**
Net Income	**157**	**180**	**17**	**(23)**	**(12.9%)**	**140**	**821.8%**
Diluted Income per Common Share							
Income from Continuing Operations	$0.22	$0.38	$0.43	(0.16)	(41.7%)	(0.21)	(48.4%)
Income (Loss) from Discontinued Operations, Net of Taxes	0.63	0.50	(0.35)	0.13	25.7%	0.98	(279.0%)
Diluted Income per Common Share	0.85	0.88	0.08	(0.03)	(3.6%)	0.77	914.4%
Return on Average Earning Assets							
Average Earning Assets	50,676	46,639	47,893	4,037	8.7%	2,782	5.8%
After Tax Return on Average Earnings Assets - Continuing	0.3%	0.7%	0.7%	(40) bps		(40) bps	

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** reduction primarily impacted by timing of liability management actions
- **Other Non-Interest Income:** increased due to absence of CTA charges in the prior quarter, higher gain on equipment sales in Rail partially offset by lower seasonal factoring commissions
- **Total Operating Expenses:** declined due to lower professional fees and net occupancy expenses offset by advertising and marketing costs and non-recurring tax related expenses
- **Loss on Debt Extinguishment:** related to premium paid to retire $5.8bn of unsecured debt in the quarter
- **Provision for Credit Losses:** declined due to lower loan balances and net credit benefits from changes in portfolio mix in Commercial Banking
- **Income Tax Provision:** benefitted from discrete items
- **Discontinued Operations:** reflects gain on sale of Commercial Air in the current quarter

vs. Year-ago Quarter

- **Net Finance Revenue:** primarily impacted by timing of liability management actions as well as decline in net operating lease revenues in Rail
- **Other Non-Interest Income:** declined largely due to lower mark to market gains
- **Operating Expenses:** declined from lower restructuring costs and lower professional fees offset by higher advertising and marketing costs
- **Provision for Credit Losses:** declined due to lower loan balances and net credit benefits from changes in portfolio mix in Commercial Banking
- **Income Tax Provision:** reflects mix of earnings and unfavorable permanent tax items in the year-ago quarter as well as an increase in discrete benefits in current quarter
- **Discontinued Operations:** gain on sale of commercial air in the current quarter and prior year quarter along with a loss from the interest curtailment reserve in Financial Freedom in the year ago quarter

CIT | 2Q17 Earnings 3

Impact of Noteworthy Items from Strategic Initiatives (Non-GAAP)(1)

($ in millions, except per share data)	Continuing Operations	Discontinued Operations	Total Reported
GAAP Net Income	**$41**	**$116**	**$157**
GAAP EPS	**$0.22**	**$0.63**	**$0.85**
Noteworthy Items *(After-Tax)*			
Commercial Air Sale			
Debt Extinguishment Costs	100		**$100**
Gain on Sale		(100)	**($100)**
Interest Income(2)	(6)		**($6)**
Interest Expense(2)	15		**$15**
Financial Freedom			
Net Settlement Items and Servicing Rights Impairment		(12)	**($12)**
Other Strategic Initiatives			
Resolution of Legacy Tax Items	(19)		**($19)**
NACCO DTA Recognition	(7)		**($7)**
Restructuring Charges	2		**$2**
Total Noteworthy Items	**$85**	**($112)**	**($28)**
Non-GAAP Net Income excluding Noteworthy Items	**$126**	**$3**	**$129**
Non-GAAP EPS excluding Noteworthy Items	**$0.68**	**$0.02**	**$0.70**

Commercial Air Sale - Balance Sheet Impact	
Average Earning Assets(2)	($3,686)

Highlights

Commercial Air
- Debt extinguishment costs resulting from reduction in unsecured debt
- Gain on the sale of Commercial Air
- Excess interest expense, interest income and higher average earning assets related to elevated borrowings and cash balances for the period of time between the closing of the Commercial Air sale and completion of liability management and capital actions

Financial Freedom
- Net benefit due to a net release of the interest curtailment reserve and a reduction of the FDIC indemnification asset, partially offset by an impairment charge related to the mortgage servicing rights

Other Items
- Benefit from the resolution of legacy tax items
- Benefit from a deferred tax asset recognition related to NACCO
- Restructuring charges

Certain balances may not sum due to rounding

EPS based on 183.8 million average diluted shares outstanding, $ impacts are rounded.
(1) See appendix page 21 for details on Noteworthy Items included in the results.
(2) Excess interest cost and interest income and increased in average earning assets are the result of a timing difference between the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions.

CIT | 2Q17 Earnings 4

Earnings Summary Excluding Noteworthy Items (Non-GAAP)

($ in millions, except per share data)	2Q17	1Q17	2Q16	2Q17 change from 1Q17		2Q17 change from 2Q16	
				$	%	$	%
Interest Income	469	456	479	13	2.9%	(10)	(2.0%)
Net Operating Lease Revenues[1]	121	124	147	(4)	(2.8%)	(27)	(18.2%)
Interest Expense	186	163	192	23	13.9%	(6)	(3.0%)
Net Finance Revenue	**404**	**417**	**434**	**(13)**	**(3.1%)**	**(31)**	**(7.0%)**
Other Non-Interest Income	85	87	100	(3)	(2.9%)	(15)	(15.2%)
Operating Expenses	292	297	299	(4)	(1.5%)	(7)	(2.4%)
Loss on Debt Extinguishment and Deposit Redemption	-	-	2	-	-	(2)	(100.0%)
Pre-provision Net Revenue	**196**	**207**	**233**	**(11)**	**(5.2%)**	**(36)**	**(15.6%)**
Provision for Credit Losses	4	50	23	(45)	(91.1%)	(19)	(81.1%)
Pre-tax Income from Continuing Operations	**192**	**157**	**209**	**34**	**21.9%**	**(17)**	**(8.3%)**
Provision for Income Taxes	66	48	115	18	37.1%	(49)	(42.6%)
Income from Continuing Operations	**126**	**109**	**94**	**17**	**15.1%**	**32**	**33.8%**
Income (Loss) from Discontinued Operations, Net of Taxes	3	54	95	(51)	(93.7%)	(92)	(96.4%)
Gain on Sale of Discontinued Operations, Net of Taxes	-	-	-	-	-	-	-
Income from Discontinued Operations, Net of Taxes	**3**	**54**	**95**	**(51)**	**(93.7%)**	**(92)**	**(96.4%)**
Net Income	**129**	**163**	**189**	**(34)**	**(20.7%)**	**(60)**	**(31.7%)**
Diluted income per common share							
Income from Continuing Operations	$0.68	$0.54	$0.46	0.15	27.4%	0.22	47.2%
Income from Discontinued Operations, Net of Taxes	0.02	0.25	0.47	(0.24)	(92.7%)	(0.45)	(96.1%)
Diluted Income per Common Share	0.70	0.79	0.93	(0.09)	(11.6%)	(0.23)	(24.8%)
Return on Average Earning Assets							
Average Earning Assets	46,990	46,639	47,893	351	0.8%	(904)	(1.9%)
After Tax Return on Average Earnings Assets - Continuing	1.1%	0.9%	0.8%	20 bps		30 bps	

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** decline primarily driven by higher interest expense related to reallocation of costs from discontinued operations, offset by purchase accounting and prepayment benefits and higher interest income on loans, interest bearing deposits and investments
- **Other Non-Interest Income**: relatively flat to prior quarter. Higher gains on asset sales in Rail offset by lower factoring commission
- **Total Operating Expenses:** declined due to lower professional fees and net occupancy expenses offset by advertising and marketing costs
- **Provision for Credit Losses:** declined due to lower loan balances and net credit benefits from changes in portfolio mix in Commercial Banking
- **Income Tax Provision:** Normalized ETR of ~35%

vs. Year-ago Quarter

- **Net Finance Revenue**: primarily impacted by decline in net operating lease revenues in rail
- **Other Non-Interest Income:** declined largely due to lower mark to market gains
- **Operating Expenses:** declined from lower professional fees offset by higher advertising and marketing costs
- **Provision for Credit Losses:** declined due to lower loan balances and net credit benefits from changes in portfolio mix in Commercial Banking
- **Income Tax Provision:** reflects mix of earnings and unfavorable permanent tax items in the year-ago quarter

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 2Q17 Earnings 5

Net Finance Margin (NFM) – Continuing Operations (Excluding Noteworthy Items)

Net Finance Revenue & Net Finance Margin



($ in millions)
3.63%
3.51%
3.58%
3.57%
3.44%
$434.4
$418.3
$420.7
$416.6
$403.8
73.3
70.5
73.8
56.1
60.9
361.1
347.8
346.9
360.5
342.9
2Q16
3Q16
4Q16
1Q17
2Q17
Net Finance Revenue (less PAA)
PAA
NFM

($ in millions, except yield data)	2Q17 Average Balance	2Q17 Yield	1Q17 Average Balance	1Q17 Yield	2Q16 Average Balance	2Q16 Yield	2Q17 change from 1Q17 Yield	2Q17 change from 2Q16 Yield
Interest Bearing Deposits and Investments	10,841	1.6%	10,105	1.7%	9,715	1.3%	(20) bps	30 bps
Loans	28,274	6.1%	28,705	5.9%	30,636	6.0%	30 bps	10 bps
Operating Leases (net)	7,595	6.4%	7,501	6.6%	7,166	8.2%	(30) bps	(190) bps
Indemnification Assets	280	(13.9%)	328	(9.5%)	376	(9.1%)	(440) bps	(470) bps
Earning Assets	**46,990**	**4.7%**	**46,639**	**5.0%**	**47,893**	**5.2%**	**(20) bps**	**(50) bps**
Deposits	30,223	1.3%	30,953	1.2%	31,644	1.3%	10 bps	(10) bps
Borrowings	10,703	4.3%	14,815	1.9%	15,849	2.3%	240 bps	200 bps
Interest-bearing Liabilities	**40,925**	**2.0%**	**45,768**	**1.4%**	**47,493**	**1.6%**	**60 bps**	**40 bps**

Certain balances may not sum due to rounding

(1) See appendix page 21 for details on Noteworthy Items.

Highlights

vs. Prior Quarter

Net finance revenue decreased by $13 million

- Driven by changes in the allocation of interest expense from discontinued operations related to the Commercial Air sale, and a decline in gross yields earned in Rail, partially offset by higher purchase accounting accretion and prepayment benefits and higher interest income on loans, interest bearing deposits and investments
- See next page for changes in Net Finance Margin

vs. Year-ago Quarter

Net finance revenue decreased $31 million

- Driven by lower gross yields in Rail and lower purchase accounting accretion and prepayment benefits, partially offset by higher interest income on interest bearing deposits and investments
- See next page for changes in Net Finance Margin

CIT | 2Q17 Earnings 6

7 Net Finance Margin Trends – Continuing Operations (Excluding Noteworthy Items) | 2Q17 Earnings Net Finance Margin Walk 1Q17 to 2Q17 Net Finance Margin Walk 2Q16 to 2Q17 3.57% 3.44% 2bps 6bps (3bps) (18bps) 1Q17 Loan & Investment Portfolio Yields/Mix Purchase Accounting & Prepayment Benefits Net Operating Lease Revenue Borrowing Costs 2Q17 3.63% 3.44% 8bps (9bps) (20bps) 3 bps (1bp) 2Q16 Loan & Investment Portfolio Yields/Mix Purchase Accounting & Prepayment Benefits Net Operating Lease Revenue Deposit Costs Borrowing Costs 2Q17

Other Non-Interest Income – Continuing Operations (Excluding Noteworthy Items)[1]

($ in millions)	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	1Q17 %	2Q17 change from 2Q16 $	2Q16 %
Fee Revenues	28	29	26	(1)	(2.4%)	3	10.2%
Factoring Commissions	23	26	24	(3)	(11.5%)	(1)	(4.1%)
Gain on Sales of Leasing Equipment	14	9	23	6	64.7%	(9)	(39.9%)
All Other Income: Gains on Loan and Portfolio Sales	7	5	8	3	54.2%	(0)	(3.9%)
All Other Income: Gains (Losses) on Investments	5	4	6	1	14.6%	(2)	(25.4%)
All Other Income: Gain on OREO Sales	2	1	3	1	76.9%	(1)	(32.4%)
All Other Income: Net Gains (Losses) on Derivatives and Foreign Currency Exchange	(2)	(3)	11	2	(45.5%)	(13)	(116.8%)
All Other Income: Impairment on Assets Held for Sale	(2)	(2)	(13)	(0)	11.8%	11	(85.2%)
All Other Income: Other Revenues	9	18	12	(10)	(53.3%)	(3)	(25.2%)
Total Other Non-Interest Income	**85**	**87**	**100**	**(3)**	**(2.9%)**	**(15)**	**(15.2%)**



($ in millions)
$99.8
26.8
23.3
24.1
25.6
$78.6
8.4
12.5
28.8
28.9
$103.4
40.4
10.5
25.7
26.8
$87.1
23.6
8.5
26.1
28.9
$84.6
19.3
14.0
23.1
28.2
2Q16
3Q16
4Q16
1Q17
2Q17
Fee Revenues
Factoring Commissions
Gains on Sales of Leasing Equipment
All Other Income

Certain balances may not sum due to rounding

(1) See appendix page 21 for details on Noteworthy Items.

Highlights

vs. Prior Quarter

Other non-interest income was essentially flat

- Factoring commissions declined $3 million, reflecting lower volume in our Commercial Services division
- Gains on sales increased by $10 million, primarily due to larger gains on sales of Rail equipment

vs. Year-ago Quarter

Other non-interest income decreased by $15 million

- Primarily due to lower mark to market gains
- Fee income increased slightly, primarily due to higher capital markets fees.
- Factoring commissions decreased slightly, as growth in factoring volume in Commercial Services was offset by lower pricing

CIT | 2Q17 Earnings 8

Operating Expenses[1] – Continuing Operations (Excluding Noteworthy Items)[2]

($ in millions)	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %
Compensation and Benefits	145	143	147	2	1%	(1)	(1%)
Technology	34	33	31	1	4%	3	9%
Professional Fees	32	40	37	(8)	0%	(5)	0%
Advertising and Marketing	10	5	4	5	93%	6	136%
Net Occupancy Expense	15	20	17	(5)	(24%)	(2)	(11%)
Insurance	25	26	29	(1)	(3%)	(4)	(13%)
Other	25	24	28	1	3%	(4)	(13%)
Total Operating Expenses[1]	**286**	**291**	**293**	**(5)**	**(2%)**	**(7)**	**(2%)**

All Other Operating Expense (Advertising and Marketing, Net Occupancy Expense, Insurance, Other)

Net Efficiency Ratio [3]

2Q16	3Q16	4Q16	1Q17	2Q17
55%	59%	58%	58%	59%



$293.2
$294.1
$304.0
$290.6
$286.0
78.4
37.0
31.0
146.8
71.2
42.9
32.4
147.6
72.0
58.6
40.0
133.4
74.8
39.8
32.7
143.3
75.1
31.6
33.9
145.4
2Q16
3Q16
4Q16
1Q17
2Q17
Compensation and Benefits
Technology
Professional Fees
All Other

Highlights

vs. Prior Quarter

Operating expenses decreased 2%

- Driven primarily by lower net occupancy expenses and professional fees related to CCAR and our strategic initiatives
- Partially offset by higher advertising and marketing costs, primarily in Consumer Banking.
- The current quarter also included a $5 million non-recurring charge related to our European Rail business and a $3 million non-restructuring severance charge.

vs. Year-ago Quarter

Operating expenses decreased $7 million or 2%, reflecting:

- Lower employee costs from our operating expense reduction initiative and lower professional fees
- Partially offset by higher advertising and higher marketing costs

Certain balances may not sum due to rounding.
(1) Operating Expenses exclude restructuring charges and amortization of intangibles.
(2) See appendix page 21 for details on Noteworthy Items.
(3) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other non-interest income).

CIT | 2Q17 Earnings 9

Consolidated Average Balance Sheet

($ in millions)	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %
Interest Bearing Deposits and Investments	14,527	10,105	9,715	4,422	43.8%	4,812	49.5%
Total Commercial Loans[1]	21,836	22,114	23,765	(278)	(1.3%)	(1,929)	(8.1%)
Total Consumer Loans	6,438	6,591	6,871	(153)	(2.3%)	(433)	(6.3%)
Total Loans	**28,274**	**28,705**	**30,636**	**(431)**	**(1.5%)**	**(2,363)**	**(7.7%)**
Total Operating Leases	7,595	7,501	7,166	94	1.3%	429	6.0%
Total Loans and Leases	**35,869**	**36,206**	**37,803**	**(337)**	**(0.9%)**	**(1,934)**	**(5.1%)**
Indemnification Assets	280	328	376	(48)	(14.6%)	(96)	(25.6%)
Total Earning Assets	**50,676**	**46,639**	**47,893**	**4,037**	**8.7%**	**2,782**	**5.8%**
Total Non-Earning Assets	2,332	2,669	4,794	(337)	(12.6%)	(2,462)	(51.4%)
Discontinued Assets	1,108	12,970	12,948	(11,862)	(91.5%)	(11,840)	(91.4%)
Total Assets	**54,116**	**62,278**	**65,635**	**(8,162)**	**(13.1%)**	**(11,519)**	**(17.6%)**
Total Deposits	31,634	32,340	32,753	(706)	(2.2%)	(1,119)	(3.4%)
Secured Borrowings	4,123	4,228	5,266	(105)	(2.5%)	(1,144)	(21.7%)
Senior Unsecured/Other Borrowings	6,580	10,587	10,582	(4,007)	(37.9%)	(4,003)	(37.8%)
Total Borrowed Funds and Deposits	**42,337**	**47,155**	**48,602**	**(4,819)**	**(10.2%)**	**(6,265)**	**(12.9%)**
Other Liabilities	1,609	1,779	1,627	(170)	(9.5%)	(17)	(1.1%)
Discontinued Liabilities	905	3,224	4,254	(2,319)	(71.9%)	(3,349)	(78.7%)
Total Liabilities	**44,851**	**52,158**	**54,482**	**(7,307)**	**(14.0%)**	**(9,631)**	**(17.7%)**
Total Stockholders' Equity	**9,265**	**10,120**	**11,153**	**(855)**	**(8.4%)**	**(1,888)**	**(16.9%)**
Total Liabilities and Equity	**54,116**	**62,278**	**65,635**	**(8,162)**	**(13.1%)**	**(11,519)**	**(17.6%)**
Balance Sheet Excluding Noteworthy Items							
Interest Bearing Deposits and Investments	10,841	10,105	9,715	735.80	7.3%	1,125.80	11.6%
Total Earnings Assets	46,990	46,639	47,893	350.90	0.8%	(903.60)	(1.9%)
Total Assets	**50,430**	**62,278**	**65,635**	**(11,848)**	**(19%)**	**(15,205)**	**(23%)**

Average Loans and Leases(2)



Other Consumer
6%
Business Capital
17%
Legacy Consumer Mortgages
13%
Rail
21%
16%
27%
Real Estate Finance
Commercial Finance
Consumer
Commercial

Average Funding Mix



Secured Borrowings
4%
Unsecured Borrowings
15%
Deposits
75%
6%
FHLB Advances
Wholesale
Deposits and FHLB Advances

Highlights

vs. Prior Quarter

Average Earning Assets increased from elevated cash balances for the period between the closing of the Commercial Air sale and the related liability management and capital actions

Excluding this noteworthy item, average earning assets increased 0.8% to $47 million as noted at the bottom of the schedule

- 80% of loans and leases are Commercial
- 1.5% reduction in average loans reflecting strong origination volumes offset by higher prepayments in Commercial Banking and continued portfolio run off of the legacy consumer mortgages in Consumer Banking
- 1.3% increase in operating leases
- Unsecured borrowings decreased by $4.0 billion due to liability management actions
- Less than 20% of liabilities now funded in the wholesale markets

vs. Year-ago Quarter

Excluding noteworthy items, Average Earning Assets declined 1.9%

- 7.7% reduction in average loans reflecting portfolio repositioning in Commercial Finance and run off of legacy portfolios in Consumer Banking
- 6% increase in average operating leases
- Unsecured borrowings decreased $4.0 billion due to liability management actions

(1) Net of credit balances of factoring clients of $1,567 in 2Q17, $1,501 in 1Q17 and $1,265 in 2Q16.
(2) Excludes Corporate and Non-Strategic Portfolio Assets.

CIT | 2Q17 Earnings 10

11 Commercial Banking and Consumer Banking Average Loans (1) and Leases 11.5 11.0 10.6 10.1 9.8 6.9 7.1 7.2 7.2 7.3 5.5 5.5 5.5 5.6 5.6 5.6 5.8 6.0 6.1 6.2 2Q16 3Q16 4Q16 1Q17 2Q17 Commercial Finance Rail Real Estate Finance Business Capital $29.4 $29.5 $ 29.1 $29.2 ($ in billions) | 2Q17 Earnings Commercial Banking 5.3 5.1 5.0 4.8 4.6 1.9 2.0 2.2 2.2 2.2 2Q16 3Q16 4Q16 1Q17 2Q17 Legacy Consumer Mortgage Other Consumer $ 7.2 $7.1 $7.2 $7.0 $6.8 Commercial Banking ▪ Average loans and leases relatively flat resulting from a decline in Commercial Finance average loans driven by higher prepayments offset by growth in Rail and Business Capital divisions Consumer Banking ▪ Average loans declined 3% driven by the continued run off of loans in the Legacy Consumer Mortgage portfolio Commercial Banking ▪ Average loans and leases down 2% driven resulting by portfolio repositioning in Commercial Finance offset by growth in all other divisions Consumer Banking ▪ Average loans declined 5.5% driven by the continued run off of loans in the Legacy Consumer Mortgage portfolio Highlights vs. Year - ago Quarter vs. Prior Quarter Consumer Banking $28.9 Certain balances may not sum due to rounding (1) Net of credit balances of factoring clients.

12 Average Funding Mix ($ in billions) | 2Q17 Earnings 67% 68% 69% 69% 75% 6% 6% 5% 5% 6% 22% 22% 22% 22% 16% 4% 4% 4% 4% 4% 2Q16 3Q16 4Q16 1Q17 2Q17 Deposits FHLB Advances Unsecured Borrowings Secured Borrowings ▪ Average deposits now 75% of total average funding ▪ Wholesale funding is now less than 20% of total funding ▪ Next scheduled unsecured debt maturity in 2019 Highlights $47.2 $48.6 $47.2 $48.1 $42.3 2Q17 change from ($ in millions) 1Q17 2Q16 Average Balance % Average Balance % Average Balance % Balance Balance Deposits 31,634 74.7% 32,340 68.6% 32,753 67.4% (706) (1,119) FHLB Advances 2,407 5.7% 2,411 5.1% 3,143 6.5% (4) (736) Secured Borrowings 1,716 4.1% 1,818 3.9% 2,123 4.4% (101) (407) Unsecured Borrowings 6,580 15.5% 10,587 22.5% 10,582 21.8% (4,007) (4,003) Total Borrowed Funds and Deposits 42,337 100.0% 47,155 100.0% 48,602 100.0% (4,819) (6,265) 2Q17 1Q17 2Q16

13 Average Deposit Mix and Cost of Funds | 2Q16 Earnings Deposit by Type Deposit by Channel 18.4 18.1 17.3 16.5 15.8 5.7 6.1 6.5 6.8 6.6 4.6 4.4 4.3 4.5 4.9 3.0 3.1 3.1 3.2 2.9 1.1 1.2 1.3 1.4 1.4 1.21% 1.21% 1.19% 1.16% 1.20% 2Q16 3Q16 4Q16 1Q17 2Q17 Time Deposits Money Market/Sweeps Savings Interest Checking Non-Interest Checking and Other Deposit Cost of Funds ▪ Average deposit costs increased four basis points mainly due to deposit mix primarily driven by the reduction of higher beta commercial deposits that were repricing higher ▪ Shifting from time deposits to non - maturity deposits ▪ Decline in Commercial deposits driven by reduction in higher beta clients deposits ▪ Average deposit costs decreased one basis point ▪ 10% decline in higher cost Brokered deposits ▪ Shifting from time deposits to non - maturity deposits Highlights vs. Year - ago Quarter vs. Prior Quarter ($ in billions) 12.3 12.3 12.3 12.1 12.0 10.8 10.6 10.4 10.4 10.7 6.0 6.0 6.1 5.7 5.4 3.7 4.0 3.6 4.1 3.5 1.21% 1.21% 1.19% 1.16% 1.20% 2Q16 3Q16 4Q16 1Q17 2Q17 Branch Online Brokered Commercial Deposit Cost of Funds $32.8 $32.9 $32.4 $32.3 $31.6 $32.8 $32.9 $32.4 $32.3 $31.6

Asset Quality Trends – Continuing Operations

Non-accrual Loans & Net Charge-offs

Non-accrual Loans % of Loans				
0.9%	1.0%	0.9%	0.9%	0.9%



($ in millions)
0.45%
0.28%
0.32%
0.37%
0.38%
264.6
283.3
278.6
258.8
256.8
2Q16
3Q16
4Q16
1Q17
2Q17
Non-accrual Loans
Net Charge-offs %

Allowance for Loan Losses - Commercial



1.64%
1.74%
1.81%
1.85%
1.78%
376.9
397.2
408.4
423.9
397.7
2Q16
3Q16
4Q16
1Q17
2Q17
Allowance for Loan Losses (ALLL)
ALLL % to Loans

Highlights

vs. Prior Quarter

Provision for credit losses declined $46 million

- Below provision is below the normalized run rate
- Reduction is principally from lower loan balances and net credit benefits from changes in portfolio mix in Commercial Banking
- Net charge-offs were essentially flat
- Non-accrual loans as a % of loans essentially flat

vs. Year-ago Quarter

Net charge offs declined primarily due to lower charge-offs in the energy portfolio in Commercial Banking

- Increase in the allowance for loan losses reflects reserve build resulting from purchase accounting accretion on loans acquired from OneWest
- Non-accrual loans decreased and remained consistent as a percent of total loans

CIT | 2Q17 Earnings
14

Exposure to Retail – Potentially Impacted by E-Commerce

- Potential for certain retailers to be impacted[1] by competition from E-Commerce and changes in buying patterns
  - Potentially impacted retail segments include apparel, department stores, electronics, etc.
- ~$930 million in exposure to potentially impacted Retail segments[2]
  - 71% of retail exposure is related to Commercial Real Estate
  - Less than $75 million of Commercial Real Estate exposure is to malls
- Commercial Services (factoring) exposure to retailers of $2.9 billion
  - Limited to short-term trade receivables (60-90 days) and lines are discretionary

($ in millions)

Potentially Impacted Divisions

Division	Outstanding	% of Total Loans and Leases	Commentary
Real Estate Finance	$657.2	1.8%	▪ Loans and leases are predominately with institutional sponsors and secured by high quality properties ▪ Less than $75 million of Commercial Real Estate exposure is to Malls
Commercial Finance	$274.0	0.8%	▪ Loans and leases secured via receivables, inventory, and fixed assets

Commercial Services

	Exposure	% of Total Loans and Leases and DPA	Commentary
Commercial Services[3]	$2,877.1	7.8%	▪ Limited to short-term trade receivables (60-90 days) and lines are discretionary ▪ Customer base is diversified among large and small retailers

(1) Unaffected retail includes Gas and Auto, Food Places, and other retail.
(2) Data as of May 31, 2017.
(3) Commercial services exposure includes $980 million in unfunded Deferred Payment Account (DPA) balances. The % of Total Loans and Leases is based on the total loans and leases adjusted for the additional $980 million.

CIT | 2Q16 Earnings 15

16 14.0% 14.3% 14.6% 15.1% 16.2% 13.4% 13.6% 13.8% 14.3% 14.4% 13.8% 14.2% 13.9% 14.7% 12.1% 2Q16 3Q16 4Q16 1Q17 2Q17 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio Strong Capital Position 0.99x 0.97x 0.98x 0.97x 0.96x 1.51x 1.50x 1.50x 1.50x 1.20x 2Q16 3Q16 4Q16 1Q17 2Q17 Bank Consolidated Loans and Leases - to - Deposit Ratio Risk Based Capital Ratios (1) (1) Capital ratios preliminary as of 6/30/17 and based on fully phased - in Basel III estimates. | 2Q17 Earnings CET1 capital ratio increased slightly ▪ Decline from capital returns net of retained earnings, was offset by a decline in risk - weighted assets (RWA), primarily from the Commercial Air sale, and to a lesser extent from the reduction of other earnings assets Total Capital ratio increased from the items noted above CET1 capital ratio increased approximately 100 bps ▪ Decline from capital returns net of retained earnings, was offset by a decline in risk - weighted assets (RWA), primarily from the Commercial Air sale, and to a lesser extent from the reduction of other earnings assets ▪ The reduction from the disallowed deferred tax asset increased common equity tier 1 by approximately $800 million Total Capital ratio increased by 220 bps Highlights vs. Year - ago Quarter vs. Prior Quarter

Key Performance Metrics – Continuing Operations

	As Reported			Excluding Noteworthy Items[1]			
($ in millions)	2Q17	1Q17	2Q16	2Q17	1Q17	2Q16	2018 Target
AEA[2]	50,676	46,639	47,893	46,990	46,639	47,893	-
Net Finance Margin[3]	3.1%	3.6%	3.6%	3.4%	3.6%	3.6%	3.0-3.5%
Credit Provision[3]	0.0%	0.4%	0.2%	0.0%	0.4%	0.2%	0.25-0.50%
Other Non-Interest Income[3]	0.7%	0.7%	0.8%	0.7%	0.7%	0.8%	0.6-0.75%
Operating Expenses[3][4]	2.3%	2.5%	2.4%	2.4%	2.5%	2.4%	1.9-2.2%
Net Efficiency Ratio[5]	60.3%	58.6%	54.9%	58.6%	57.7%	54.9%	Low 50s
Tax Rate	NM	41.8%	55.8%	35.2%	33.0%	54.0%	<40%
CET1 Ratio[6]	14.4%	14.3%	13.4%	14.4%	14.3%	13.4%	10-11%[8]
Adjusted ROATCE[7]	2.84%	5.36%	5.96%	8.14%	7.40%	6.35%	10%[8]

(1) See appendix page 21 for details on Noteworthy Items included.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As a percentage of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income).
(6) Capital ratios preliminary as of 6/30/17 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity for continuing operations adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and, in 1Q17 and 2Q16, ~$3 billion of capital reduction associated with the Commercial Air sale.
(8) Currently intend to achieve towards the end of 2018, subject to regulatory approval of assumed capital actions.

CIT | 2Q17 Earnings 17

Key Performance Metrics – Continuing Operations

($ in millions)	2Q17	Excluding Noteworthy Items[1] 2Q17	2H17 Outlook Commentary	2018 Target
AEA[2]	50,676	46,990	▪ Expect AEA to be flat, as low single digit growth in our core businesses will be offset by run-off in legacy portfolios	-
Net Finance Margin[3]	3.1%	3.4%	▪ Expect to trend toward the middle to upper end of the range, as purchase accouting accretion run-off and Rail headwinds are partially offset by the benefits from the investment securities portfolio build out	3.0-3.5%
Credit Provision[3]	0.0%	0.0%	▪ Expect to be within the targeted range	0.25-0.50%
Other Non-Interest Income[3]	0.7%	0.7%	▪ Expect to be within the targeted range	0.6-0.75%
Operating Expenses[3][4]	2.3%	2.4%	▪ Expect ongoing improvement to be offset by investment expenditures	1.9-2.2%
Net Efficiency Ratio[5]	60.3%	58.6%		Low 50s
Tax Rate	NM	35.2%	▪ Expect to be in the mid 30% range excluding discrete items	<40%
CET1 Ratio[6]	14.4%	14.4%	▪ Currently intend to achieve upper end of our target range toward the end of 2018, subject to regulatory approval of assumed capital actions	10-11%
Adjusted ROATCE	2.84%	8.14%	▪ Currently intend to achieve toward the end of 2018, subject to regulatory approval of assumed capital actions	10%

(1) See appendix page 21 for details on Noteworthy Items included.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As a percentage of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).
(6) Capital ratios preliminary as of 6/30/17 and based on fully phased-in Basel III estimates.

CIT | 2Q17 Earnings 18

19 | 2Q17 Earnings 2017 Focus  Maximize potential of our businesses by growing core businesses, enhancing fee revenue, leveraging connectivity among businesses and growing investment portfolio  Enhance operational efficiency by making progress towards our expense targets while investing in and enhancing technology  Reduce funding costs and grow deposits with greater efficiency  Continue to optimize our capital by efficiently managing, deploying and aligning capital  Maintain strong capital and risk management processes Executing on Our Priorities to Simplify, Strengthen and Grow CIT Operating trends remain stable although loan growth was impacted by portfolio repositioning and elevated prepayments Significant progress made on company transformation and strategic plan

20 APPENDIX | 2Q17 Earnings

21 Noteworthy Items | 2Q17 Earnings (1) Per share data based on 183.8 million, 203.3 million, 202.1 million, 202.8 million and 202.3 million for 2Q17, 1Q17, 4Q1 6, 3Q16, and 2Q16 respectively; $ impacts are rounded. (2) Excess interest cost and interest income and increase in average earning assets are the result of a timing difference bet wee n the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions. Segment Item Line Item Pre-Tax After-Tax Per Share (1) Balance Sheet Continuing Operations Corporate Restructuring Expenses Operating Expenses ($10) ($6) ($0.03) Financial Freedom Interest Curtailment Reserve ($230) ($163) ($0.81) Business Air Goodwill Impairment ($4) ($3) ($0.01) Corporate China Valuation Allowance Tax Provision - ($16) ($0.08) Consumer Banking Gain related to IndyMac venture Other Income $5 $3 $0.01 Corporate Restructuring Expenses Operating Expenses ($2) ($1) ($0.01) Reverse Mortgage Servicing Rights Impairment ($19) ($12) ($0.06) Business Air Impairment ($18) ($11) ($0.05) Corporate TRS Termination Charge Other Income ($243) ($146) ($0.72) Consumer Banking Consumer Goodwill Impairment Goodwill Impairment ($319) ($319) ($1.58) Commercial Banking Commercial Services Goodwill Impairment Goodwill Impairment ($35) ($28) ($0.14) NSP Canadian Assertion Change Tax Provision - ($54) ($0.27) NSP Canada Portfolio Sale Gain Other Income $22 $16 $0.08 Consumer Banking Legacy OneWest Bank Matters Operating Expenses ($27) ($17) ($0.08) Corporate Restructuring Expenses Operating Expenses ($4) ($3) ($0.01) Commercial Air Tax Provision - ($847) ($4.19) Commercial Air Suspended Depreciation $106 $66 $0.33 Financial Freedom Reserve ($27) ($16) ($0.08) Business Air Impairment ($7) ($4) ($0.02) Corporate Entity Restructuring Tax Provision - ($14) ($0.07) Corporate Restructuring Expenses Operating Expenses ($15) ($10) ($0.05) NSP Currency Translation Adjustments Other Income ($8) ($7) ($0.03) Commercial Air Suspended Depreciation $113 $69 $0.34 Commercial Air Secured Debt Expenses ($39) ($34) ($0.17) TC-CIT Joint Venture Gain $14 $13 $0.06 Corporate Debt Extinguishment Costs Debt Extinguishment Costs ($165) ($100) ($0.54) Corporate Excess Interest Cost(2) Interest Expense ($23) ($15) ($0.08) Corporate Interest Income(2) Interest Income $9 $6 $0.03 Corporate Commercial Air Asset Adjustment(2) Average Earning Assets ($3,686) Corporate Resolution of Legacy Tax Items Tax Provision - $19 $0.11 Corporate NACCO DTA Recognition Tax Provision $0 $7 ($0.04) Corporate Restructuring Charges Operating Expenses ($3) ($2) ($0.01) Commercial Air Gain on Sale $135 $100 $0.54 Financial Freedom Net Settlement Items and Servicing Rights Impairment $20 $12 $0.07 ($ in millions, except for per share data) Discontinued Operations 2Q17 Discontinued Operations Continuing Operations Discontinued Operations Continuing Operations 4Q16 Continuing Operations Discontinued Operations 1Q17 Continuing Operations Discontinued Operations 2Q16 3Q16

Commercial Banking

($ in millions)	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	2Q17 change from 1Q17 %	2Q17 change from 2Q16 $	2Q17 change from 2Q16 %
Interest Income	317	308	323	9	3.0%	(7)	(2.1%)
Net Operating Lease Revenues[1]	121	124	143	(4)	(2.8%)	(23)	(15.9%)
Interest Expense	128	120	130	8	6.7%	(3)	(1.9%)
Net Finance Revenue	**309**	**312**	**336**	**(2)**	**(0.8%)**	**(27)**	**(8.1%)**
Other Non-Interest Income	75	72	68	3	3.5%	7	10.0%
Provision for Credit Losses	-	49	22	(49)	(100.0%)	(22)	(100.0%)
Operating Expenses	177	179	188	(2)	(1.2%)	(12)	(6.1%)
Pre-Tax Income from Continuing Operations	**208**	**156**	**194**	**52**	**33.0%**	**13**	**6.9%**
Key Metrics							
Average Earning Assets	29,159	29,305	29,901	(146)	(0.5%)	(742)	(2.5%)
Net Finance Margin	4.2%	4.3%	4.5%	(10) bps		(30) bps	
Net Efficiency Ratio	45.6%	46.2%	46.1%	(70) bps		(50) bps	
PTI-ROAEA	2.8%	2.1%	2.6%	80 bps		20 bps	

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** Decreased slightly as declines in Rail and Business Capital were offset by increases in Commercial Finance and Real Estate Finance
- **Average Earning Assets:** flat with a slight decrease due to Commercial Finance loan balances
- **Other Non-interest Income:** increased $3 million driven by higher gains on sale of rail equipment partially offset by lower factoring commissions
- **Total Operating Expenses:** decreased $2 million due to lower employee compensation expenses
- **Provision for Credit Losses:** decreased due to credit benefits related to portfolio mix. In addition, the prior quarter included a specific reserve on a single account in the factoring business within Business Capital which was charged off in the current quarter

vs. Year-ago Quarter

- **Net Finance Revenue:** decreased due to lower purchase accounting accretion and lower net rental income in Rail
- **Average Earning Assets :** decreased 2% driven by portfolio repositioning and prepayments in Commercial Finance partially offset by increases in the other divisions
- **Other Non-interest Income:** increased $7 million driven by higher capital markets fees income and a valuation adjustment on rail assets held for sale in the prior year
- **Total Operating Expenses:** decreased $12 million related to employee costs reductions
- **Provision for Credit Losses:** In addition to the factors noted above, provision also decreased as a result of lower provisions in Energy and Maritime

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 2Q17 Earnings 22

23 Commercial Banking Divisional Performance 11,543 11,085 10,647 10,217 9,858 5.39% 5.35% 5.54% 5.16% 5.61% 3.99% 3.92% 4.15% 3.83% 4.09% 2Q16 3Q16 4Q16 1Q17 2Q17 AEA Gross Yield Net Finance Margin Commercial Finance | 2Q17 Earnings 7,037 7,164 7,287 7,320 7,393 13.16% 12.38% 12.22% 11.98% 11.70% 5.34% 4.33% 4.29% 4.47% 4.20% 2Q16 3Q16 4Q16 1Q17 2Q17 AEA Gross Yield Net Finance Margin Rail 2Q17 change from 1Q17 2Q16 $ % $ % Loans and Leases(1) 9,773 10,133 11,457 (360) (3.6%) (1,684) (14.7%) AEA 9,858 10,217 11,543 (359) (3.5%) (1,685) (14.6%) Net Finance Revenue 101 98 115 3 3.2% (14) (12.3%) Gross Yield 5.6% 5.2% 5.4% Net Finance Margin 4.1% 3.8% 4.0% 30 bps 10 bps Key Metrics ($ in millions) 2Q17 1Q17 2Q16 50 bps 20 bps 2Q17 change from 1Q17 2Q16 $ % $ % Loans and Leases(1) 7,293 7,228 6,939 65 0.9% 354 5.1% AEA 7,393 7,320 7,037 73 1.0% 357 5.1% Net Finance Revenue 78 82 94 (4) (5.1%) (16) (17.4%) Gross Yield 11.7% 12.0% 13.2% Net Finance Margin 4.2% 4.5% 5.3% (30) bps (150) bps (30) bps (110) bps Key Metrics ($ in millions) 2Q17 1Q17 2Q16 (1) Loans and Leases are an average for the period and are net of credit balance of factoring clients and net of depreciation and ma intenance.

24 Commercial Banking Divisional Performance 5,461 5,507 5,502 5,565 5,646 5.17% 5.13% 5.24% 4.90% 5.34% 3.79% 3.74% 3.80% 3.46% 3.71% 2Q16 3Q16 4Q16 1Q17 2Q17 AEA Gross Yield Net Finance Margin Real Estate Finance | 2Q17 Earnings 5,861 6,021 6,070 6,202 6,261 8.38% 8.54% 8.71% 9.01% 8.80% 5.16% 5.07% 5.22% 5.41% 5.02% 2Q16 3Q16 4Q16 1Q17 2Q17 AEA Gross Yield Net Finance Margin Business Capital 2Q17 change from 1Q17 2Q16 $ % $ % Loans and Leases(1) 5,646 5,565 5,461 81 1.4% 185 3.4% AEA 5,646 5,565 5,461 81 1.4% 185 3.4% Net Finance Revenue 52 48 52 4 8.5% 1 1.2% Gross Yield 5.3% 4.9% 5.2% Net Finance Margin 3.7% 3.5% 3.8% 40 bps 20 bps 20 bps (10) bps Key Metrics ($ in millions) 2Q17 1Q17 2Q16 2Q17 change from 1Q17 2Q16 $ % $ % Loans and Leases(1) 6,220 6,126 5,628 93 1.5% 592 10.5% AEA 6,261 6,202 5,861 59 0.9% 400 6.8% Net Finance Revenue 79 84 76 (5) (6.4%) 3 3.8% Gross Yield 8.8% 9.0% 8.4% Net Finance Margin 5.0% 5.4% 5.2% (20) bps 40 bps (40) bps (10) bps Key Metrics ($ in millions) 2Q17 1Q17 2Q16 (1) Loans and Leases are an average for the period and are net of credit balance of factoring clients and net of depreciation and ma intenance.

Consumer Banking

($ in millions)	2Q17	1Q17	2Q16	2Q17 change from 1Q17 $	1Q17 %	2Q16 $	2Q16 %
Interest Income	102	100	104	2	1.6%	(2)	(1.8%)
Interest Expense	(10)	(7)	5	(3)	47.7%	(14)	(300.0%)
Net Finance Revenue	**111**	**107**	**99**	**5**	**4.4%**	**13**	**12.7%**
Other Non-Interest Income	6	8	12	(2)	(27.8%)	(6)	(51.3%)
Provision for Credit Losses	5	1	1	4	820.0%	4	318.2%
Operating Expenses	96	96	86	1	0.6%	10	11.9%
Pre-Tax Income from Continuing Operations	**16**	**18**	**23**	**(2)**	**(12.0%)**	**(7)**	**(30.9%)**
Key Metrics							
Average Earning Assets	7,093	7,292	7,568	(199)	(2.7%)	(476)	(6.3%)
Net Finance Margin	6.3%	5.8%	5.2%	40 bps		110 bps	
Net Efficiency Ratio	78.3%	79.5%	73.7%	(120) bps		460 bps	
PTI-ROAEA	0.9%	1.0%	1.2%	(10) bps		(30) bps	

Certain balances may not sum due to rounding.

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** increased due to the benefit in interest expense received from the other segments for the value of excess deposits
- **Average Earning Assets:** decreased slightly due to run-off in the Legacy Consumer Mortgage portfolio, offset in part by new business volume
- **Other Non-Interest Income:** decreased as a result of the prior inclusion of FDIC Receivable valuation adjustments
- **Total Operating Expenses:** flat as increases in advertising and marketing expenses was offset by declines in other operating expenses
- **Provision for Credit Losses:** increased due to modest credit deterioration related to non-performing residential mortgages

vs. Year-ago Quarter

- **Net Finance Revenue:** increased due to the benefit in interest expense received from the other segments for the value of excess deposits
- **Average Earning Assets:** decreased as a result of run-off in the Legacy Consumer Mortgage portfolio
- **Other Non-Interest Income:** decreased as a result of the prior inclusion of FDIC Receivable valuation adjustments.
- **Total Operating Expenses:** increased due to increased advertising and marketing expenses
- **Provision for Credit Losses:** increased due to modest credit deterioration related to non-performing residential mortgages

CIT | 2Q17 Earnings 25

26 Consumer Banking Divisional Performance 5,647 5,481 5,304 5,126 4,925 6.10% 6.35% 6.56% 6.34% 6.68% 4.36% 4.66% 4.82% 4.67% 4.77% 2Q16 3Q16 4Q16 1Q17 2Q17 AEA Gross Yield Net Finance Margin Legacy Consumer Mortgage | 2Q17 Earnings 1,921 2,035 2,154 2,166 2,168 3.62% 3.54% 3.70% 3.46% 3.56% 7.72% 7.92% 8.66% 8.61% 9.69% 2Q16 3Q16 4Q16 1Q17 2Q17 AEA Gross Yield Net Finance Margin Other Consumer Banking (2) (1) Loans and Leases are an average for the period and are net of credit balance of factoring clients and net of depreciation an d maintenance. (2) Other Consumer Banking offers mortgage lending, deposits and private banking services. 2Q17 change from 1Q17 2Q16 $ % $ % Loans and Leases(1) 2,168 2,166 1,920 2 0.1% 248 12.9% AEA 2,168 2,166 1,921 2 0.1% 247 12.9% Net Finance Revenue 53 47 37 6 12.7% 15 41.5% Gross Yield 3.6% 3.5% 3.6% Net Finance Margin 9.7% 8.6% 7.7% 10 bps (10) bps 110 bps 200 bps Key Metrics ($ in millions) 2Q17 1Q17 2Q16 2Q17 change from 1Q17 2Q16 $ % $ % Loans and Leases(1) 4,645 4,798 5,271 (153) (3.2%) (627) (11.9%) AEA 4,925 5,126 5,647 (201) (3.9%) (723) (12.8%) Net Finance Revenue 59 60 62 (1) (2.0%) (3) (4.7%) Gross Yield 6.7% 6.3% 6.1% Net Finance Margin 4.8% 4.7% 4.4% 40 bps 60 bps 10 bps Key Metrics ($ in millions) 2Q17 1Q17 2Q16 30 bps

27 Commercial Air Sale – Financial Impact | 2Q17 Earnings Oct. 6 th Presentation Continuing Discontinued Total Continuing Discontinued Total Premium - $405 $405 - $625 $625 $600 Other Settlement Items - ($214) ($214) - ($204) ($204) ($200) Gain on Sale (Pre-Tax) Total - $191 $191 - $421 $421 $400 Debt Extinguishment and Transaction Costs (Pre-Tax) ($165) ($56) ($221) ($408) ($103) ($511) ($550) Negative Carry from Proceeds ($14) - ($14) ($14) - ($14) - GAAP Taxes $71 ($35) $36 $168 ($972) ($804) ($1,100) Net P&L Impact ($109) $100 ($9) ($255) ($654) ($909) ($1,250) Goodwill and Intangible Assets - - - - $135 $135 $150 Total Impact to TBV Before Capital Actions ($109) $100 ($9) ($255) ($519) ($774) ($1,100) ($ in millions) Total Transaction (4Q'16-2Q'17)2Q17

Impact on DTA from Commercial Air Sale

- CIT had $6.0 billion of U.S. Federal NOLs contributing $2.1 billion of gross deferred tax assets on 12/31/2016
  - $1.3 billion of the NOL remains subject to the 382 limitation (~$.5 billion DTA)
- The sale of CIT Commercial Air utilized ~$4.0 billion of unrestricted NOL
  - CIT paid minimal cash taxes after utilization of available tax credits
- Pro forma for the sale, CIT will have a small net deferred tax liability and minimal deferred tax asset disallowed from regulatory capital

Deferred Tax Asset/(Liability) Balance as of 12/31/2016 10-K *($ in B)*

	12/31/2016 10-K			Pro Forma	
($ in billions)	Gross Balance	Valuation Allowance	Net Balance	Transaction Adjustments	Pro Forma Net Balance
U.S. Federal NOLs	$2.1		$2.1	($1.4)	$0.7
State NOLs	0.4	(0.2)	0.2	(0.1)	0.1
Non-U.S. NOLs	0.1	(0.1)	0.0		0.0
Other Deferred Tax Assets	0.9		0.9	0.0	0.9
Gross Deferred Tax Assets	$3.5	($0.3)	$3.2	($1.4)	$1.7
(–) Deferred Tax Liabilities from Operating Leases	(1.8)		(1.8)	0.3	(1.5)
(–) Non-US unremitted earnings	(1.0)		(1.0)	1.0	
(–) Other Deferred Tax Liabilities	(0.4)		(0.4)	0.1	(0.3)
Total Deferred Tax Liability	(3.2)		(3.2)	1.4	(1.8)
Net Deferred Tax Asset/(Liability)	**$0.2**	**($0.3)**	**($0.1)**	**($0.0)**	**($0.1)**
DTA Disallowed From Regulatory Capital			**$0.2**		**$0.1**

Amounts may not sum due to rounding.

CIT

28

Diversified North American Rail Fleet

Fleet by Type

Total Cars: ~117k


Other, 3%
Locomotives, 0.3%
Flatcars, 4%
Boxcars, 7%
Coal, 9%
Mill/Coil Gondolas, 10%
Tank Cars - O&G Related, 13%
Tank Cars-Other, 14%
Covered Hopper- O&G Related, 8%
Covered Hopper- Other, 32%

Includes Operating Leases only

O&G = Oil and Gas

Operating Leases by Industry


Cement and Building Products 6%
Petrochemicals 6%
Coal and Utilities 3%
Chemicals (non petrochemical) 3%
Other 2%
Steel and Metals 1%
Locomotives, 0.3%
Petroleum and gas 46%
Rail 18%
Agriculture 14%

Total Net Investment:~$6.3B

Commentary

Diversified fleet serving a broad range of customers and industries

- Approximately 500 clients
- ~76% shippers and ~24% railroads
- Strong credit profile (~50% investment grade)
- Young, well maintained equipment (avg. age: 12 yrs.)

Utilization and lease rate trends off peak levels across portfolio

- Tank cars: ~15,000 for the transportation of crude
- Sand cars: ~9,000 supporting crude and natural gas drilling
- Coal cars: ~11,000 for the transportation of coal

Portfolio management strategies

- Shorten lease terms while lease rates are weaker
- Bank funding on new deliveries
- Selective disposal of non-performing assets
- Divert cars from crude oil to alternative services (e.g. to ethanol and other refined products, etc.)

CIT | 2Q17 Earnings 29

Exposure to Energy – Oil & Gas Loans



($ in billions)
Commercial Banking $22.3
Consumer Banking $6.7
Total Loans: $29.0
Energy Services $0.2
Exploration & Production $0.2
Midstream $0.2
Energy: ~$0.6
(2% of Total Loans)

- $620 million or 2% of total loans
- Reserve 3.4%
- Carry Value of 91% reflects purchase accounting discount on loans acquired from OneWest
- ~32% of loans are Criticized
- 63% Line Utilization
- Non-accruals of ~$65 million – ~66% current
- Less than 5% are Leveraged Loans
- Majority of portfolio is secured by:
  - Traditional reserve-based lending assets
  - Working capital assets
  - Long-lived fixed assets

($ in millions)	Outstanding	Line Utilization	Criticized	Commentary
Exploration & Production	$223	55%	30%	▪ Geographically diversified across the major producing basins ▪ Oil 35%/Gas 65%; Non-accruals of 25% of which 75% current
Midstream	$221	66%	14%	▪ Long-lived infrastructure that store and transport essential commodity products
Energy Services	$177	73%	60%	▪ Geographically diversified across the major producing basins ▪ Almost all loans are asset based

CIT | 2Q16 Earnings 30

Non-GAAP Disclosures[1]

Adjusted Other Non-Interest Income	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended June 30, 2016
Other Non-Interest Income	85	79	100
CTA	-	(8)	-
Adjusted Other Non-Interest Income	85	87	100
Adjusted Other Non-Interest Income as a % of AEA	0.67%	0.75%	0.83%
Adjusted Other Non-Interest Income as a % of Adjusted AEA	0.72%	0.75%	0.83%

Adjusted Operating Expenses	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended June 30, 2016
Operating expenses	(296)	(312)	(309)
Intangible asset amortization	6	6	6
Provision for severance and facilities exiting activities	3	15	10
Operating expenses exclusive of restructuring costs and intangible assets amortization[2]	(286)	(291)	(293)
Adjusted operating expenses (exclusive of restructuring costs and intangible assets amortization) as a % of AEA	2.26%	2.49%	2.45%
Adjusted operating expenses (exclusive of restructuring costs and intangible assets amortization) as a % of Adjusted AEA	2.43%	2.49%	2.45%

Adjusted Net Efficiency Ratio[3]	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended June 30, 2016
Net Finance Revenue	404	417	434
Adjusted Other Income	85	87	100
Total net revenues	488	504	534
Adjusted operating expenses exclusive of restructuring costs and intangible assets amortization[2]	(286)	(291)	(293)
Adjusted Net Efficiency Ratio	58.6%	57.7%	54.9%

(1) Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.
(2) Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses.
(3) Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues.

CIT | 2Q17 Earnings 31

Non-GAAP Disclosures[1]

	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended September 30, 2016	Quarter Ended June 30, 2016	
Income from Continuing Operations	**41**	**78**	**(426)**	**94**	**88**	**A**
Less: Restructuring Expenses	2	10	3	1	6	
Debt Extinguishment Costs	100	-	-	-	-	
Excess Interest Cost	15	-	-	-	-	
Interest Income	(6)	-	-	-	-	
Resolution of Legacy Tax Items	(19)	-	-	-	-	
NACCO DTA Recognition	(7)	-	-	-	-	
Currency Translation Adjustment	-	7	-	-	-	
China Valuation Allowance	-	-	-	16	-	
Gain Related to Indymac Venture	-	-	-	(3)	-	
Consumer Goodwill Impairment	-	-	319	-	-	
Commercial Services Goodwill Impairment	-	-	28	-	-	
TRS Termination Charge	-	-	146	-	-	
Canada Assertion Change	-	-	54	-	-	
Canada Portfolio Sale Gain	-	-	(16)	-	-	
OneWest Bank Legacy Matters	-	-	17	-	-	
Entity Restructuring	-	14	-	-	-	
Total Noteworthy Adjustments	85	31	551	14	6	
Plus: Intangible asset amortization (net of tax)	4	4	5	5	3	B
Adjusted Income from Continuing Operations, for ROTCE Calculation	**130**	**113**	**130**	**113**	**97**	**C**

Tangible Common Equity	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended September 30, 2016	Quarter Ended June 30, 2016	
Average Tangible Common Equity	8,378	9,296	9,886	9,984	9,939	
Less: Disallowed DTA - Average	(97)	(177)	(665)	(831)	(862)	
Adjusted Tangible Common Equity	8,280	9,119	9,221	9,153	9,077	
Less: Capital Adjustment Related to Commercial Air Sale	1,903	2,975	2,975	2,975	2,975	
Adjusted TCE for Capital Reduction	6,377	6,144	6,246	6,178	6,102	D
ROATCE Adjusted Pro-Forma for estimated Capital Adjustment	**2.84%**	**5.36%**	**NM**	**6.38%**	**5.96%**	**A + B / D**
ROATCE Adjusted for Noteworthy Items and Pro-Forma Capital Adjustment	**8.14%**	**7.40%**	**8.37%**	**7.30%**	**6.35%**	**C / D**

(1) Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.
Certain balances may not sum due to rounding
Capital numbers for current quarter are preliminary

CIT | 2Q17 Earnings

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